Exhibit 32.1

Certification pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Michael D. Parrish, Chief Executive Officer, and I, Gary J. Novinskie, Chief Financial Officer, of Daleco Resources Corporation, a Nevada corporation (the “Company”), hereby certify, to my knowledge, that:

(1)	the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 19, 2013

/s/ MICHAEL D. PARRISH	/s/ GARY J. NOVINSKIE
Michael D. Parrish	Gary J. Novinskie
Chief Executive Officer	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Daleco Resources Corporation and will be retained by Daleco Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.